Exhibit 99.1
Press Release

For more information contact:

Media Relations: Britt Zarling Vice President, Corporate Communications Fiserv, Inc. 678-375-1595 britt.zarling@fiserv.com	Investor Relations: Paul Seamon Vice President, Investor Relations Fiserv, Inc. 262-879-5727 paul.seamon@fiserv.com

For Immediate Release

Fiserv Reports First Quarter 2017 Results
GAAP revenue growth of 5 percent and internal revenue growth of 4 percent;
GAAP EPS decrease of 11 percent and adjusted EPS increase of 18 percent;
Operating cash flow decrease of 9 percent and free cash flow increase of 23 percent;
Full year 2017 guidance affirmed

Brookfield, Wis., April 26, 2017 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of financial services technology solutions, today reported financial results for the first quarter of 2017.

First Quarter 2017 GAAP Results
GAAP revenue for the company increased 5 percent in the first quarter to $1.39 billion, driven by 6 percent growth in the Payments segment and 4 percent growth in the Financial segment, compared to the first quarter of 2016.

GAAP earnings per share was $1.13 in the first quarter compared with $1.27 in the prior year period. GAAP earnings per share included net investment gains of $0.08 per share and $0.39 per share in the first quarter of 2017 and 2016, respectively, driven by the sales of a subsidiary business and a business interest at StoneRiver Group, L.P. ("StoneRiver"), a joint venture in which the company owns a 49% interest. GAAP earnings per share in the first quarter of 2017 included a benefit related to the adoption of the new accounting standard for excess tax benefits from share-based compensation awards.

GAAP operating margin was 26.2 percent in the first quarter, increasing 70 basis points compared to the first quarter of 2016.

Press Release

Net cash provided by operating activities was $463 million in the first quarter of 2017 compared with $509 million in the prior year period, a decrease of 9 percent. Net cash provided by operating activities included cash distributions from StoneRiver of $31 million and $140 million in the first quarter of 2017 and 2016, respectively.

"We are off to a good start to the year producing strong financial results across the company," said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. "Our business model continues to deliver revenue acceleration, strong sales growth and excellent free cash flow."

First Quarter 2017 Non-GAAP Results and Additional Information

•	Adjusted revenue increased 5 percent in the quarter to $1.32 billion compared to the prior year period.

•	Internal revenue growth for the company in the quarter was 4 percent, with 5 percent growth in the Payments segment and 4 percent growth in the Financial segment.

•	Adjusted earnings per share increased 18 percent in the quarter to $1.25 compared to the prior year period.

•	Adjusted operating margin expanded 60 basis points to 32.5 percent in the quarter compared to the prior year period.

•
Free cash flow increased 23 percent in the quarter to $366 million compared to the prior year period. A cash distribution from StoneRiver of $31 million in the quarter related to the sale of a subsidiary business has been excluded from the company's free cash flow results.

•	Sales performance increased 30 percent in the quarter compared to the prior year period.

•	The company repurchased 3.4 million shares of common stock for $389 million in the first quarter and had 17.0 million remaining shares authorized for repurchase as of March 31, 2017.

Outlook for 2017
Fiserv continues to expect 2017 internal revenue growth in a range of 4 to 5 percent and adjusted earnings per share in a range of $5.03 to $5.17, which represents growth of 14 to 17 percent over $4.43 in 2016.

"Continuing market momentum combined with our strong start to the year provides increased confidence that we will achieve our 2017 financial objectives," said Yabuki.

Earnings Conference Call
The company will discuss its first quarter 2017 results on a conference call and webcast at 4 p.m. CT on Wednesday, April 26, 2017. To register for the event, go to Fiserv.com and click on the Q1 Earnings webcast link. Supplemental materials will be available in the "Investor Relations" section of the website.

Press Release

About Fiserv
Fiserv, Inc. (NASDAQ: FISV) enables clients worldwide to create and deliver financial services experiences that are in step with the way people live and work today. For more than 30 years, Fiserv has been a trusted leader in financial services technology, helping clients achieve best-in-class results by driving quality and innovation in payments, processing services, risk and compliance, customer and channel management, and insights and optimization. Fiserv is a member of the FORTUNE® 500 and has been named among the FORTUNE World's Most Admired Companies® for four consecutive years, ranking first in its category for innovation in 2016 and 2017. For more information, visit Fiserv.com.

Use of Non-GAAP Financial Measures
In this earnings release, the company supplements its reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities, with "adjusted revenue," "internal revenue growth," "adjusted operating income," "adjusted operating margin," "adjusted net income," "adjusted earnings per share" and "free cash flow." Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses enhance shareholders' ability to evaluate the company's performance as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from GAAP revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities to calculate these non-GAAP measures. The corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP measures are included in this earnings release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and low visibility of the non-cash and other items described below that are excluded from the non-GAAP outlook measures. See page 11 for additional information regarding the company's forward-looking non-GAAP financial measures.

Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, gains or losses from unconsolidated affiliates, severance costs, merger and integration costs related to acquisitions, and certain costs associated with the achievement of the company's operational effectiveness objectives. The company excludes these items to more clearly focus on the factors management believes are pertinent to its operations, and management uses this information to make operating decisions, including the allocation of resources to the company's various businesses.

Press Release

Internal revenue growth and free cash flow are non-GAAP financial measures and are described on page 10. Management believes internal revenue growth is useful because it presents revenue growth excluding the effects of acquisitions and dispositions and the impact of postage reimbursements in the company's Output Solutions business, and including deferred revenue purchase accounting adjustments. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders' ability to evaluate and understand the company's core business performance.

These non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated internal revenue growth, adjusted earnings per share and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: pricing and other actions by competitors; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; the impact of market and economic conditions on the financial services industry; the impact of a security breach or operational failure on the company's business; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the company's ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company's strategic initiatives; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2016 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Press Release

Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue
Processing and services	$1,178	$1,122
Product	216	209
Total revenue	1,394	1,331

Expenses
Cost of processing and services	570	553
Cost of product	182	181
Selling, general and administrative	277	258
Total expenses	1,029	992

Operating income	365	339
Interest expense	(42)	(40)
Interest and investment loss - net	—	(7)

Income before income taxes and income from investment in unconsolidated affiliate	323	292
Income tax provision	(102)	(149)
Income from investment in unconsolidated affiliate	26	146

Net income	$247	$289

GAAP earnings per share - diluted	$1.13	$1.27

Diluted shares used in computing earnings per share	219.2	227.3

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2017	2016

GAAP net income	$247	$289
Adjustments:
Merger, integration and other costs [1]	14	16
Severance costs	12	4
Amortization of acquisition-related intangible assets	38	40
Tax impact of adjustments [2]	(21)	(21)
StoneRiver and other investment activity [3]	(26)	(139)
Tax impact of StoneRiver and other investment activity [2]	9	52
Adjusted net income	$273	$241

GAAP earnings per share	$1.13	$1.27
Adjustments - net of income taxes:
Merger, integration and other costs [1]	0.04	0.05
Severance costs	0.04	0.01
Amortization of acquisition-related intangible assets	0.12	0.12
StoneRiver and other investment activity [3]	(0.08)	(0.39)
Adjusted earnings per share	$1.25	$1.06

[1]
Merger, integration and other costs include acquisition and related integration costs and certain costs associated with the achievement of the company's operational effectiveness objectives, including expenses related to data center consolidation activities.

[2]
The tax impact of adjustments is calculated using tax rates of 33 percent and 35 percent in 2017 and 2016, respectively, which approximates the company's annual effective tax rate for the respective years, exclusive of the actual tax impacts associated with StoneRiver transactions.

[3]
Represents the company's share of net gains on the sales of a subsidiary business and a business interest at StoneRiver, as well as a non-cash write-off of a $7 million investment in the first quarter of 2016.

See page 3 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	Three Months Ended March 31,
	2017	2016
Total Company
Revenue	$1,394	$1,331
Output Solutions postage reimbursements	(75)	(78)
Deferred revenue purchase accounting adjustments	1	—
Adjusted revenue	$1,320	$1,253

Operating income	$365	$339
Merger, integration and other costs	14	16
Severance costs	12	4
Amortization of acquisition-related intangible assets	38	40
Adjusted operating income	$429	$399
Operating margin	26.2%	25.5%
Adjusted operating margin	32.5%	31.9%

Payments and Industry Products ("Payments")
Revenue	$794	$749
Output Solutions postage reimbursements	(75)	(78)
Deferred revenue purchase accounting adjustments	1	—
Adjusted revenue	$720	$671

Operating income	$259	$225
Merger, integration and other costs	1	—
Adjusted operating income	$260	$225
Operating margin	32.7%	30.0%
Adjusted operating margin	36.2%	33.5%

Financial Institution Services ("Financial")
Revenue	$620	$599

Operating income	$196	$195
Operating margin	31.6%	32.6%

Corporate and Other
Revenue	$(20)	$(17)

Operating loss	$(90)	$(81)
Merger, integration and other costs	13	16
Severance costs	12	4
Amortization of acquisition-related intangible assets	38	40
Adjusted operating loss	$(27)	$(21)

See page 3 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities
Net income	$247	$289
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	68	60
Amortization of acquisition-related intangible assets	38	40
Share-based compensation	16	22
Excess tax benefits from share-based awards	—	(9)
Deferred income taxes	(3)	(6)
Income from investment in unconsolidated affiliate	(26)	(146)
Dividends from unconsolidated affiliate	31	140
Non-cash impairment charges	—	17
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	42	10
Prepaid expenses and other assets	(6)	(32)
Accounts payable and other liabilities	47	113
Deferred revenue	9	11
Net cash provided by operating activities	463	509

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(76)	(72)
Payments for acquisitions of businesses, net of cash acquired	(78)	(265)
Net cash used in investing activities	(154)	(337)

Cash flows from financing activities
Debt proceeds	597	715
Debt repayments	(522)	(559)
Proceeds from issuance of treasury stock	28	30
Purchases of treasury stock, including employee shares withheld for tax obligations	(404)	(359)
Excess tax benefits from share-based awards	—	9
Net cash used in financing activities	(301)	(164)

Net change in cash and cash equivalents	8	8
Cash and cash equivalents, beginning balance	300	275
Cash and cash equivalents, ending balance	$308	$283

Press Release

Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	March 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$308	$300
Trade accounts receivable – net	861	902
Prepaid expenses and other current assets	446	526
Total current assets	1,615	1,728

Property and equipment – net	400	405
Intangible assets – net	1,838	1,833
Goodwill	5,432	5,373
Other long-term assets	411	404
Total assets	$9,696	$9,743

Liabilities and Shareholders' Equity
Accounts payable and accrued expenses	$1,205	$1,242
Current maturities of long-term debt	91	95
Deferred revenue	494	483
Total current liabilities	1,790	1,820

Long-term debt	4,547	4,467
Deferred income taxes	767	762
Other long-term liabilities	168	153
Total liabilities	7,272	7,202
Shareholders' equity	2,424	2,541
Total liabilities and shareholders' equity	$9,696	$9,743

Press Release

Fiserv, Inc.
Selected Non-GAAP Financial Measures
($ in millions, unaudited)

Internal Revenue Growth [1]	Three Months Ended March 31, 2017
Payments Segment	5%
Financial Segment	4%
Total Company	4%

[1]
Internal revenue growth is measured as the increase in adjusted revenue (see page 7) for the current period excluding acquired revenue and revenue attributable to dispositions, divided by adjusted revenue from the prior year period excluding revenue attributable to dispositions. In the first quarter of 2017, acquired revenue was $16 million ($14 million in the Payments segment and $2 million in the Financial segment), and revenue in the comparable prior year period attributable to dispositions was $4 million (all in the Financial segment).

Free Cash Flow	Three Months Ended March 31,
	2017	2016
Net cash provided by operating activities	$463	$509
Capital expenditures	(76)	(72)
Adjustments:
Severance, merger and integration payments	20	8
StoneRiver cash distributions	(31)	(140)
Other	(3)	—
Tax payments on adjustments	(7)	(7)
Free cash flow	$366	$298

See page 3 for disclosures related to the use of non-GAAP financial measures.

Press Release

Fiserv, Inc.
Forward-Looking Non-GAAP Financial Measures

Internal Revenue Growth - The company's internal revenue growth outlook for 2017 excludes the effects of acquisitions and dispositions and the impact of postage reimbursements in its Output Solutions business, and includes deferred revenue purchase accounting adjustments. These adjustments are subject to variability and are anticipated to impact 2017 revenue growth by less than 1 percent.

Adjusted Earnings Per Share - The company's adjusted earnings per share outlook for 2017 excludes certain non-cash or other items to enhance shareholders' ability to evaluate the company's performance as such measures provide additional insights into the factors and trends affecting its business. Non-cash or other items may be significant and include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, gains or losses from unconsolidated affiliates, severance costs, merger and integration costs related to acquisitions, and certain costs associated with the achievement of the company's operational effectiveness objectives. The company estimates that the annual amortization expense for 2017 with respect to acquired intangible assets recorded at March 31, 2017 will approximate $150 million. Other adjustments to earnings per share that have been incurred to date are presented on page 6. Estimates of these other adjustments on a forward-looking basis are not available due to the variability, complexity and low visibility of these items.

See page 3 for disclosures related to the use of non-GAAP financial measures.

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